Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of

the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of HarbourVest Private Equity Secondaries Fund L.P. (the “Registrant”) on Form 10-Q for the fiscal quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Mahoney, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

HARBOURVEST PRIVATE EQUITY SECONDARIES FUND L.P.

Date: August 14, 2026	By:	/s/ Peter Mahoney
	Name:	Peter Mahoney
	Title:	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer